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                                                                  EXHIBIT 5.1


                         [JENNER & BLOCK LETTERHEAD]


                                October 24, 1997



Board of Directors
VASCO Data Security International, Inc.
1901 South Meyers Road, Suite 210
Oakbrook Terrace, IL 60181



Gentlemen:


        We have acted as counsel to VASCO Data Security International, Inc., a Delaware corporation ("New VASCO"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by New VASCO with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to New VASCO's offer to exchange (the "Exchange Offer"):

        (a) Its Common Stock, par value $0.001 per share ("New VASCO Common Stock") in exchange for (i) shares of Common Stock of VASCO CORP., a Delaware corporation ("Current VASCO"), par value $0.01 per share ("Current VASCO
Common Stock"), on a one-for-one basis, and (ii) a release by each exchanging holder of any and all potential claims against Current VASCO and its predecessor entities arising out of or relating to the Corporate Matters (as defined in the Registration Statement), which potential claims collectively are hereinafter referred to as the "Associated Corporate Matter Claims";

        (b) Its options ("New VASCO Stock Options") to purchase New VASCO Common Stock in exchange for (i) the cancellation of outstanding options to purchase Current VASCO Common Stock granted under Current VASCO Stock option programs and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims;

        (c) Its options ("New VASCO Conversion Options") to acquire New VASCO Common Stock in exchange for (i) the cancellation of outstanding options to acquire Current VASCO Common Stock pursuant to the conversion of Current VASCO convertible notes and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims; and

        (d) Its warrants (the "New VASCO Warrants") to purchase New VASCO Common Stock in exchange for (i) the cancellation of outstanding warrants to purchase Current VASCO Common Stock and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. New VASCO Common Stock, New VASCO Stock Options, New VASCO Conversion Options and New VASCO Warrants are hereinafter referred to as "New VASCO Securities."



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        We have examined the Registration Statement as filed by New VASCO with the Securities and Exchange Commission. We have additionally reviewed such other documents and have made such further investigations as we have deemed necessary or advisable for the purpose of rendering the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures, the authority to sign, and the authenticity of all documents submitted to us as originals. We have also assumed the conformity with the originals of all documents submitted to us as copies.

        Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the New VASCO Securities have been duly authorized by New VASCO; (ii) the New VASCO Securities, upon issuance pursuant to the Exchange Offer, will be validly issued, fully paid and nonassessable; and (iii) the New VASCO Securities that are issuable upon the exercise of the New VASCO Stock Options, the New VASCO Conversion Options or the New VASCO Warrants will, when issued by New VASCO in accordance with the terms of such New VASCO Stock Options, New VASCO Conversion Options or New VASCO Warrants, be validly issued, fully paid and nonassessable.

        The opinions expressed above are limited to the federal laws of the United States, the laws of the State of Illinois and, to the extent relevant thereto, the General Corporation Law of the State of Delaware as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.


                                        Very truly yours,


                                        /s/ JENNER & BLOCK
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